Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40374, 333-63600, 333-97013, 333-102124, 333-152377, 333-175690, 333-197758, 333-221297 and 333-240023) of Modine Manufacturing Company of our report dated May 27, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Milwaukee, Wisconsin
May 27, 2021